Exhibit 99.1

February 2012

2 When used in this presentation or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.   These forward-looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives.  Statements regarding the following subjects, among others, may be forward-looking:  changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, including statements regarding the Concept Release issued by the Securities and Exchange Commission relating to interpretive issues under the 1940 Act with respect to the status under the 1940 Act of companies that are engaged in the business of acquiring mortgages and mortgage-related interests; and risks associated with investing in real estate assets, including changes in business conditions and the general economy.  These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements that it makes.   These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA.  Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward Looking Statements

3 MFA is an internally managed REIT positioned to benefit from investment in both Agency and Non-Agency Residential MBS

4 Investment opportunities exist in RMBS, particularly in the Non-Agency sector. Agency MBS investment returns continue to benefit from a steep yield curve. Despite governmental actions, refinancing rates are not spiking.  In this period of economic uncertainty, our goal remains to generate double-digit returns on equity with an appropriate level of leverage. Experienced Management Team Focused on Residential MBS Opportunities

[LOGO] Total Return* 500 400 300 200 100 0 -100 Dec-99 Dec-00 Dec-01 Dec-02 Dec-03 Dec-04 Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 MFA S&P 500 Financials S&P 500 Source: Bloomberg *Through December 31, 2011. Includes reinvestment of dividends.

6 MFA Asset Allocation Strategy Information presented with respect to Non-Agency MBS, related repurchase agreement borrowings and resulting totals are presented on a Non-GAAP basis.  For a GAAP reconciliation of such items, see Annex 1.  Represents borrowings under repurchase agreements, securitized debt and payable for unsettled MBS purchases as a multiple of net equity allocated. Includes effect of swaps. For additional detail regarding the above table, see the Company’s third quarter 2011 earnings release dated November 7, 2011. Investment in Residential MBS Including Both Agency MBS and Non-Agency MBS At September 30, 2011 Agency MBS Non - Agency MBS (1) Cash Other, net Total ($ in Millions ) Amortized Cost $ 7,311 $ 4,14 1 $ 44 4 $ (2 9 ) $ 11,86 7 Market Value $ 7,519 $ 4,14 6 $ 44 4 $ (2 9 ) $ 12,0 80 Less Payable for Unsettled MBS Purchases (134) - - - (134) Less Repurchase Agreement Borrowings (6,41 6 ) (1,795) - - (8,21 1 ) L ess Securitized Debt - (95 9 ) - - (95 9 ) Equity Allocated $ 96 9 $ 1,392 $ 44 4 $ (2 9 ) $ 2,77 6 Less Swaps at Market Value - - - (13 5 ) (13 5 ) Net Equity Allocated $ 96 9 $ 1,392 $ 44 4 $ (16 4 ) $ 2,64 1 Debt/Net Equity Ratio (2) 6.76 x 1.98 x - - 3.5 2 x For the Quarter Ended September 30, 2011 Yield on Average Interest Earning Assets 3.37% 7.29% 0.02% 4.60 % Less Average Cost of Funds 1.74 (3) 1.61 (3) - 1.70 Net Interest Rate Spread 1.63% 5.68% 0.02% 2.90%

7 Low premium exposure: Portfolio average amortized cost basis is 102.6%. MFA’s Agency MBS portfolio has limited exposure to HARP 2.0: The majority of MFA’s securities that could be affected have underlying mortgages that are currently in their interest-only period (limiting the  incentive to refinance into a fully amortizing 30-year fixed rate mortgage). Agency funding costs are expected to decline: Approximately $740 million of interest rate swaps at a pay rate of 3.66% will mature in the next 12 months.   * All Agency MBS portfolio information is as of September 30, 2011 Balanced Portfolio of Hybrid ARMs (~75%) and  15-Year Fixed (~25%) MFA Strategy – Agency MBS*

8 MFA owned $4.1 billion market value of Non-Agency MBS with an average amortized cost of 73% of par.  In the third quarter of 2011, these assets generated a loss adjusted yield of 7.29% on an unlevered basis. These assets are less sensitive to changes in the yield curve and interest rates.  Returns on discounted Non-Agency MBS increase if prepayments increase. Price declines in 2011 provide opportunities to acquire assets with  high-single digit unlevered loss-adjusted yields. MFA Strategy – Non-Agency MBS *Information presented as of September 30, 2011. Includes $256.4 million fair value of Non-Agency MBS underlying Linked Transactions at September 30, 2011.  Non-Agency MBS are presented on a non-GAAP basis.  For a GAAP reconciliation of such items, see Annex 1.   Increasing Non-Agency MBS Portfolio*

9  Example of Loss-Adjusted Yield  In general, MFA’s yields are based on estimated future cash flows utilizing credit assumptions similar to those used in the slow speed, loss-adjusted illustration.  MFA Strategy – Non-Agency MBS For Illustrative Purposes Only Prepay Scenario Price Coupon Defaults Severity Speed Yield Historic Base Case 72 4.50% 0% 0% 15% 14% Slow Speed 72 4.50% 0% 0% 6% 10% Slow Speed Loss Adjusted 72 4.50% 44% 50% 6% 7%

10 MFA Strategy – Non-Agency MBS  While Housing Fundamentals Remain Weak, We Have Factored This Into Our Credit Reserve Estimates* Credit enhancement: Average credit enhancement of 5.7% absorbs realized losses before the securities owned by MFA are impacted. Discounted purchase price: On average, capital losses of 27% can occur within a Non-Agency MBS before MFA has a loss on its investment.  Substantial credit reserve: MFA is booking income utilizing a substantial credit reserve that assumes $1.2 billion of realized losses will occur within its $5.7 billion face value of Non-Agency MBS.  *Data as of September 30, 2011. Information regarding Non-Agency MBS is presented  on a non-GAAP basis. For a GAAP reconciliation of such items, see Annex 1.

11 MFA Strategy – Non-Agency MBS Deeply Discounted Purchase Price, Substantial Credit Reserve and 5.7% Credit Enhancement mitigate Credit Risk * Information regarding Non-Agency MBS  is  presented  on a non-GAAP basis.  For a GAAP reconciliation of such items, see Annex 1. Non-Agency Portfolio As of September 30, 2011* Dollars in Millions OTTI Current Face $5,659.3 Accretable  Discount,  Net $264.8 5% Credit Reserve $1,202.9 21% $50.71% Purchase Discount, Net $1,467.7  26% OTTI $50.7 1% Purchase Price  $4,140.9 73%

12 Non-Agency MBS – 20 Largest Positions * * Data as of September 30, 2011. FICO scores as of deal origination date. Projections Assume Continued Housing Market Weakness with Defaults Well in Excess of Currently Delinquent Mortgages   % of Total  Portfolio   Collateral  Type   FICO   WALA  Credit  Support (%) 60+ DQ  Projected  Defaults Projected  Principal  Recovery  6 Month   Loss Severity 1.8% Fixed 744 53 2.0 14% 26% 85% 43% 1.8% 10/20 737 57 4.6 15% 38% 87% 44% 1.7% 7/23 726 51 1.4 29% 51% 76% 47% 1.6% 10/20 742 52 1.8 26% 39% 83% 59% 1.6% Fixed 730 51 0.0 24% 44% 71% 58% 1.5% 5/25 746 50 5.4 20% 37% 87% 32% 1.4% 5/25 731 74 12.2 23% 48% 81% 53% 1.4% 7/23 734 61 6.2 29% 48% 82% 51% 1.2% 5/25 723 50 6.7 27% 55% 75% 51% 1.2% Fixed 740 54 0.0 18% 36% 81% 74% 1.2% Fixed 730 52 7.3 23% 49% 76% 54% 1.1% 10/20 728 61 3.5 23% 55% 71% 44% 1.0% 10/20 741 55 4.7 21% 36% 85% 51% 1.0% 7/23 746 52 2.1 26% 39% 82% 50% 1.0% 5/25 737 71 6.2 12% 40% 86% 41% 1.0% 5/25 736 54 0.0 24% 53% 74% 48% 1.0% 5/25 726 82 13.5 13% 34% 95% 38% 0.9% 5/25 734 62 2.3 20% 42% 82% 51% 0.9% 10/20 722 71 1.6 18% 47% 81% 45% 0.8% 5/25 702 83 19.5 29% 51% 90% 51% 25.0% 734 59 4.7 22% 43% 81% 49% Total/weighted average:

13 Non-Agency Portfolio Financed with Repo, Equity and Securitized Debt * Non-Agency MBS Equity and Securitized Debt is permanent financing No mark-to-market No margin calls     * All amounts presented as of September 30, 2011 Market Value of Non-Agency MBS $4.1 Billion Financing     Repo $1.8 Billion    Equity $1.4 Billion    Securitized Debt $1.0 Billion

14 Non-Agency MBS  We are Adding Financing Structures that Reduce our Reliance on Short-Term Non-Agency MBS Repurchase Arrangements In the Fourth Quarter of 2011, we entered into a three-year collateralized financing arrangement that effectively provided $300 million of financing for Non-Agency MBS. This multi-year financing is incrementally more expensive than short-term financing by approximately 100-150 basis points. Subsequent to 2011 year-end, we increased the amount financed under the arrangement to a total of $500 million.

15 MFA Financial, Inc. Internally managed. Goal is to generate double-digit returns on equity. 14.5% annual return since 2000 (including reinvestment of dividends). While housing fundamentals do remain weak, we believe this has been appropriately factored into our cash flow projections and credit reserve estimates. Diverse funding sources for Non-Agency MBS Portfolio including securitized debt, structured financing and equity, in addition to repo.

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Information pertaining to MFA’s Non-Agency MBS that are a component of Linked Transactions are reconciled below as of and for the three months ended September 30, 2011 with the most directly comparable financial measure calculated in accordance with GAAP, as follows: 17 ANNEX 1 – Reconciliations of Non-GAAP Financial Measures Adjustments for the Impact of GAAP Based MBS Linked Non - GAAP (Dollars in Thousands) Information Transactions Presentation At September 30, 2011: Repurchase Agreement Borrowings $ 8,017,663 $ 192,960 (1) $ 8,210,623 Securitized Debt 958,406 - 958,406 Payable for Unsettled MBS Purchases 134,493 - 134,493 Total Borrowings (Debt) $ 9,110,562 $ 192,960 (1) $ 9,303,522 Stockholders' Equity $ 2,641,224 $ 1,916 $ 2,643,140 Debt-to-Equity (Debt/Stockholders' Equity) 3.4 x 3.5 x For the Three Months Ended September 30, 2011: Average Interest Earning Assets $ 11,559,025 $ 265,259 (2) $ 11,824,284 Interest Income $ 130,766 $ 5,251 $ 136,017 Yield on Average Interest Earning Assets 4.53% 7.92% 4.60 % Average Total Borrowi ngs $ 9,034,044 $ 219,270 (1) $ 9,253,314 Interest Expense $ 38,752 $ 864 $ 39,616 Average Cost of Funds 1.70% 1.56% 1.70 % Net Interest Rate Spread 2.83% 6.36% 2.90% (1) Represents borrowings under repurchase agreements underlying Linked Transactions. (2) Reflects adjustments for the impact of MBS Linked Transactions.

ANNEX 1 – Reconciliations of Non-GAAP Financial Measures *(cont)*

The table below reconciles MFA's Non-Agency MBS and related repurchase agreement borrowings and securitized debt on a GAAP basis to reflect on a combined basis its Non-Agency MBS and related repurchase agreements underlying its Linked Transactions, which is a Non-GAAP financial measure. Based on this Non-GAAP presentation, MFA has also presented certain resulting performance measures (reflected in the table below) on a Non-GAAP basis.

(Dollars in Thousands)		GAAP Based Information	(1)		Adjustments for the Impact of MBS Linked Transactions	(2)		Non-GAAP Presentation	
At September 30, 2011:									
Amortized Cost of Non-Agency MBS	$	3,902,557		$	238,320	*(6)*	$	4,140,877	*(6)*
Fair Value of Non-Agency MBS	$	3,889,310		$	256,369		$	4,145,679	
Face/Par Value of Non-Agency MBS	$	5,337,509		$	321,778		$	5,659,287	
Purchase (Discount) Designated as Credit Reserve and OTTI	$	(1,196,401)	*(3)*	$	(57,224)		$	(1,253,625)	*(4)*
Purchase (Discount) Designated as Accretable, net		(238,551)			(26,234)	*(6)*		(264,785)	*(6)*
Total Purchase (Discount) of Non-Agency MBS	$	(1,434,952)	*(3)*	$	(83,458)		$	(1,518,410)	*(4)*
Non-Agency Repurchase Agreements and Securitized Debt	$	2,560,557		$	192,960		$	2,753,517	
For the Three Months Ended September 30, 2011:									
Non-Agency MBS Average Amortized Cost	$	3,904,218		$	265,259		$	4,169,477	
Non-Agency Average Total Borrowings	$	2,617,546		$	219,270		$	2,836,816	
Coupon Interest on Non-Agency MBS	$	60,038		$	4,588		$	64,626	
Effective Yield Adjustment *(5)*		10,746			663			11,409	
Interest Income on Non-Agency MBS	$	70,784		$	5,251		$	76,035	
Interest Expense on Non-Agency Total Borrowings	$	10,624		$	864		$	11,488	
Yield on Average Interest Earning Non-Agency MBS		7.25 %			7.92 %			7.29 %	
Non-Agency Average Cost of Funds		1.61			1.56			1.61	
Non-Agency Interest Rate Spread		5.64 %			6.36 %			5.68 %	

(1) Includes Non-Agency MBS transferred to consolidated VIEs.

(2) Adjustment to reflect Non-Agency MBS underlying Linked Transactions, borrowings under repurchase agreements underlying Linked Transactions and yield adjustments for de-linked Non-Agency MBS.

(3) Amounts disclosed reflect purchase discount designated as credit reserve of $1.146 billion and OTTI of $50.7 million.

(4) Amounts disclosed reflect purchase discount designated as credit reserve of $1.203 billion and OTTI of $50.7 million.

(5) The effective yield adjustment on Non-Agency MBS is the difference between net income calculated using the net yield, which is based on management's estimates of future cash flows for Non-Agency MBS, and the current coupon yield.

(6) Includes adjustment of $22.6 million related to yield adjustments for de-linked Non-Agency MBS.

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